Exhibit 99.1
ADHEREX TECHNOLOGIES INC.

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Adherex Technologies Inc. (together with its subsidiaries, the “Company”) is to:

•	Assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements;

•	Review the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures, and its internal accounting and financial controls;

•
Assume direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of the outside auditor in preparing or issuing an audit report or related work;

•	Oversee the independence of the outside auditor and approve all auditing services and permitted non-audit services provided by the outside auditor;

•	Receive direct reports from the outside auditor and resolve any disagreements between management and the outside auditor regarding financial reporting; and

•	Carry out the specific responsibilities set forth below in furtherance of this stated purpose.

Committee Membership and Procedures

Committee members shall be appointed by the Board.  The Chair of the Board shall designate one member of the Committee as its Chair.

The Committee shall be comprised of at least three directors, all of whom shall satisfy the independence requirements under applicable laws or regulations, including the Toronto Stock Exchange Governance Guidelines, CSA Multilateral Instrument 52-110 (“MI 52-110”), the U.S. Securities and Exchange Commission (the “SEC”) and the American Stock Exchange or NASDAQ rules (together, the “Independence Rules”) and:

•	Have no relationship to the Company that may, in the view of the Board, interfere with the exercise of their independent judgment;

•	Do not receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than in the member’s capacity as a member of the Board or any of its committees;

•	Are not “affiliated persons” (as defined by applicable law or regulation) of the Company or any subsidiary, other than as members of the Board or any of its committees; and

•
Are able to read and understand fundamental financial statements in accordance with the applicable requirements of the U.S. and Canadian security regulators (including pursuant to MI 52-110), the American Stock Exchange or NASDAQ, and the Toronto Stock Exchange;

provided that if the circumstances warrant, the Board may designate a non-independent member of the Committee to the extent permitted by the Independence Rules.

In addition, at least one member of the Committee (i) should, unless the circumstances warrant otherwise, have sufficient accounting or related financial management expertise and experience to be designated an “audit committee financial expert” (as that term is defined by the SEC) and (ii) shall have sufficient expertise and experience to satisfy any other applicable requirements of MI 52-110, the American Stock Exchange or NASDAQ and the Toronto Stock Exchange regarding financial sophistication.

The Committee shall meet not less often than quarterly and shall conduct its meetings in accordance with this Charter, the procedures of the Board set forth in the by-laws for the Board’s meetings, and such other procedures as the Committee may adopt.

Resources and Authority

In discharging its oversight role, the Committee is granted all responsibilities and authority required by MI 52-110 and SEC Rule 10A-3, including without limitation the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent legal, accounting or other advisors to obtain such advice and assistance as the Committee determines necessary to carry out its duties.  The Committee may request any officer or employee of the Company or the Company's outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Company shall provide the Committee all appropriate funding, as determined by the Committee, for payment of compensation to any such advisors and any outside auditor, as well as for any ordinary administrative expenses of the Committee that it determines are necessary or appropriate in carrying out its responsibilities.

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders, and is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight role.  The functions are set forth as a guide and may be varied and supplemented from time to time as appropriate under the circumstances.

Appointment of Outside Auditor.  The Committee shall have direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of any registered public accounting firm selected to be the Company’s outside auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Appointment and Performance Evaluation of Chief Financial Officer and Internal Auditor.  The Chair of the Committee shall participate in the identification of candidates for the positions of Chief Financial Officer and Lead of the Company’s internal auditing function, if any, and shall advise management with respect to the decision to hire a particular candidate.

Disclosure Controls and Procedures. The Committee shall review periodically with management the quality and adequacy of the Company’s disclosure controls and procedures.  The Committee must be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and must periodically assess the adequacy of those procedures.

Internal Controls.  The Committee shall discuss periodically with management and the outside auditor the quality and adequacy of the Company’s internal controls and internal auditing procedures, if any, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.

Accounting Policies.  The Committee shall review periodically with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within U.S. and Canadian generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

Pre-approval of All Audit Services and Permitted Non-Audit Services.  The Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor; provided that any non-audit services performed pursuant to an exception to the pre-approval requirement permitted under applicable laws shall not be deemed unauthorized.

Annual Audit.  In connection with the annual audit of the Company’s financial statements, the Committee shall:

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request from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s objectivity and independence, and take appropriate action to oversee the independence of the outside auditor.

•	approve the selection and the terms of the engagement of the outside auditor.

•
review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and with the SEC, and review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61.

•	review with management and the outside auditor any press releases in respect of the audited financial statements before the Company first publicly discloses this information.

•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the annual financial statements to be reported.

•	review with management and the outside auditor the Company’s critical accounting policies and practices.

•
recommend to the Board whether, based on the reviews and discussions referred to above, the annual financial statements should be included in the Company’s Annual Report filed on SEDAR and with the SEC.

            Interim Reports. In connection with the Company’s preparation of its interim financial information to be included in the Company’s Quarterly Reports filed on SEDAR and filed with the SEC, the Committee shall:

•	review with the outside auditor the Company’s interim financial information and the matters required to be discussed by SAS No. 61.

•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the interim financial information to be reported.

•
by action of a majority of the Committee or through the Committee Chair, review with the outside auditor, prior to filing, the Company’s interim financial information to be included in the Company’s Interim Reports filed on SEDAR and filed with the SEC.

•
by action of a majority of the Committee or through the Committee Chair, review with the outside auditor any interim press releases in respect of the interim financial statements before the Company first publicly discloses this information.

           Financial Reporting Procedures.  In connection with the Committee’s review of each reporting of the Company’s annual or interim financial information, the Committee shall:

•
discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with U.S. and Canadian generally accepted accounting principles and the rules of the SEC and CSA are reflected in the Company’s financial statements.

•	review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

•
review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

•	resolve any disagreements between management and the outside auditor regarding financial reporting.

Hiring Policies.  The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former outside auditors.

            Charter.  The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Reports.  The Committee shall report its activities to the full Board on a regular basis and make such recommendations to the Board with respect to the above and other matters as the Committee deems necessary or appropriate.  The Committee shall also prepare and submit to the appropriate authority or body any other report required by applicable law or regulation.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration.  In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.